AMENDED & RESTATED
CUSTODY AGREEMENT
THIS AGREEMENT is made and entered into as of the last date on the signature page, by and between The Jensen Quality Growth Fund Inc., an Oregon corporation f/k/a The Jensen Portfolio, Inc. (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company;
WHEREAS, the Custodian is a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act;
WHEREAS, the Board of Directors (as defined below has delegated to the Custodian the responsibilities set forth in Rule 17f-5(c) under the 1940 Act and the Custodian is willing to undertake the responsibilities and serve as the foreign custody manager for the Company; and
WHEREAS, the Company and the Custodian have previously entered into an Amended and Restated Custody Agreement dated July 1, 2005 (as amended, the “Original Agreement”), and the Company desires to retain the Custodian to act as custodian of the cash and securities of the Company; and
WHEREAS, the Company and the Custodian desire to amend and restate the Original Agreement in its entirety.
NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:
a.“Authorized Person” means any Officer or person (including an authorized person of one of the Advisers or other agent) who has been designated by written notice as such from the Company or one of the Advisers or other agent and is named in Exhibit A attached hereto. Such officer or person shall continue to be an Authorized Person until such time as the Custodian receives Written Instructions from the Company or the Company’s investment advisor or other agent that any such person is no longer an Authorized Person.
b.“Board of Directors” shall mean the directors from time to time serving under the Company’s articles of incorporation, as amended from time to time.

c.“Book-Entry System” shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.
d.“Business Day” shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Company computes the net asset value of Shares.
e.“Eligible Foreign Custodian” has the meaning set forth in Rule 17f-5(a)(1), including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.
f.“Eligible Securities Depository” shall mean a system for the central handling of securities as that term is defined in Rule 17f-4 and 17f-7 under the 1940 Act.
g.“Foreign Securities” means any investments of the Company (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Company’s transactions in such investments.
h.“Custody Account” shall mean any of the accounts in the name of the Company, which is provided for in Section 3.02 below.
i.“IRS” shall mean the Internal Revenue Service.
j.“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.
k.“Officer” shall mean the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company.
l.“Proper Instructions” shall mean Written Instructions.
m.“SEC” shall mean the U.S. Securities and Exchange Commission.
n.“Securities” shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian or its agents have the facilities to clear and service.
o.“Securities Depository” shall mean The Depository Company and any other clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934,

as amended (the “1934 Act”), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.
p.“Shares” shall mean the shares of common stock issued by the Company.
q.“Sub-Custodian” shall mean and include (i) any branch of a “U.S. bank,” as that term is defined in Rule 17f-5 under the 1940 Act, and (ii) any “Eligible Foreign Custodian”, as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Company based on the standards specified in Section 3.03 below. Such contract shall be in writing and shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Company will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Foreign Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Foreign Securities will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Company or as being held by a third party for the benefit of the Company; (v) that the Company’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Company will receive periodic reports with respect to the safekeeping of the Company’s assets, including, but not limited to, notification of any transfer to or from a Company's account or a third party account containing assets held for the benefit of the Company. Such contract may contain, in lieu of any or all of the provisions specified in (i)(vi) above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Company assets as the specified provisions.
r.“Written Instructions” shall mean (i) written communications received by the Custodian and signed by an Authorized Person, (ii) communications by facsimile or Internet electronic e-mail or any other such system from one or more persons reasonably believed by the Custodian to be an Authorized Person, or (iii) communications between electronic devices.
1.
APPOINTMENT OF CUSTODIAN
a.Appointment. The Company hereby appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Company at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The Company hereby delegates to the Custodian, subject to Rule 17f-5(b), the responsibilities with respect to the Company’s Foreign Securities, and the Custodian hereby accepts such delegation as foreign custody manager with respect to the Company. The services and duties of the Custodian shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Custodian hereunder.
b.Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the Company unless any such documents have been delivered by the Company to the Custodian since the date of the Original Agreement:
i.A copy of the Company’s articles of incorporation, certified by the Secretary;
ii.A copy of the Company’s bylaws, certified by the Secretary;
iii.A copy of the resolution of the Board of Directors of the Company appointing the Custodian, certified by the Secretary;
iv.A copy of the current prospectuses of the Company (the “Prospectuses”);
v.A certification of the Chairman or the President and the Secretary of the Company setting forth the names and signatures of the current Officers of the Company and other Authorized Persons; and
vi.An executed authorization required by the Shareholder Communications Act of 1985, attached hereto as Exhibit C.

c.Notice of Appointment of Transfer Agent. The Company agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any transfer agent of the Company, except if the Company appoints an affiliate of the Custodian to serve as transfer agent of the Company, the Custodian hereby waives the Company’s obligation to provide such written notice.
2.
CUSTODY OF CASH AND SECURITIES
a.Segregation. All Securities and non-cash property held by the Custodian for the account of the Company (other than Securities maintained in a Securities Depository, Eligible Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian including any other assets held by Custodian for the account of other customers and shall be identified as subject to this Agreement.
b.Custody Accounts. The Custodian shall open and maintain in its trust department a custody account in the name of the Company, subject only to draft or order of the Custodian,

in which the Custodian shall enter and carry all Securities, cash and other assets of the Company which are delivered to it.
c.Appointment of Agents.
i.In its discretion, the Custodian may appoint one or more Sub-Custodians to establish and maintain arrangements with (i) Eligible Securities Depositories or (ii) Eligible Foreign Custodians that are members of the Sub-Custodian’s network to hold Securities and cash of the Company and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Company shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement. The Custodian shall be liable for the actions of any Sub-Custodians (regardless of whether assets are maintained in the custody of a Sub-Custodian, a member of its network or an Eligible Securities Depository) appointed by it as if such actions had been done by the Custodian.
ii.If, after the initial appointment of Sub-Custodians by the Board of Directors in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of the Company, it will so notify the Company and make the necessary determinations as to any such new Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act.
iii.In performing its delegated responsibilities as foreign custody manager to place or maintain the Company’s assets with a Sub-Custodian, the Custodian will determine that the Company’s assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Company’s assets will be held by that Sub-Custodian, after considering all factors relevant to safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).
iv.The agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(c)(2) under the 1940 Act.
v.At the end of each calendar quarter after the date of this Agreement, the Custodian shall provide written reports notifying the Board of Directors of the withdrawal or placement of the Securities and cash of the Company with a Sub-Custodian and of any material changes in the Company’s arrangements. Such reports shall include an analysis of the custody risks associated with maintaining assets with any Eligible Securities Depositories. The Custodian shall promptly take such steps as may be required to withdraw assets of the Company from any Sub-Custodian arrangement that has ceased to meet the requirements of Rule 17f-5 or Rule 17f-7 under the 1940 Act, as applicable.
vi.With respect to its responsibilities under this Section 3.03, the Custodian hereby warrants to the Company that it agrees to exercise reasonable care, prudence and diligence that a professional custodian responsible for the safekeeping of the Company’s assets would observe in performing its obligations under this Agreement. The Custodian further warrants that the Company's assets will be subject to reasonable care if maintained with a Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian's practices, procedures, and internal controls for certificated securities (if applicable), its method of keeping custodial records, and its security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Company assets; (iii) the Sub-Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants; and (iv) whether the Company will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.
vii.The Custodian shall establish a system or ensure that its Sub-Custodian has established a system to monitor on a continuing basis (i) the appropriateness of maintaining the Company’s assets with a Sub-Custodian or Eligible Foreign Custodians who are members of a Sub-Custodian’s network; (ii) the performance of the contract governing the Company’s arrangements with such Sub-Custodian or Eligible Foreign Custodian’s members of a Sub-Custodian’s network; and (iii) the custody risks of maintaining assets with an Eligible Securities Depository. The Custodian must promptly notify the Company or its investment adviser of any material change in these risks.
viii.The Custodian shall use commercially reasonable efforts to collect all income and other payments with respect to Foreign Securities to which the Company shall be entitled and shall credit such income, as collected, to the Company. In the event that extraordinary measures are required to collect such income, the Company and Custodian shall consult as to the measurers and as to the compensation and expenses of the Custodian relating to such measures.
d.Delivery of Assets to Custodian. The Company shall deliver, or cause to be delivered, to the Custodian all of the Company's Securities, cash and other investment assets, including (i) all payments of income, payments of principal and capital distributions received by the Company with respect to such Securities, cash or other assets owned by the Company at any time during the period of this Agreement, and (ii) all cash received by the Company for the issuance of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.
e.Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Company in a Securities Depository or in a Book-Entry System, subject to the following provisions:
i.The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.
ii.Securities of the Company kept in a Book-Entry System or Securities Depository shall be kept in an account (“Depository Account”) of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.
iii.The records of the Custodian with respect to Securities of the Company maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to the Company.
iv.If Securities purchased by the Company are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Company. If Securities sold by the Company are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Company.
v.The Custodian shall provide the Company with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Company are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.
vi.Notwithstanding anything to the contrary in this Agreement, the Custodian shall be liable to the Company for any loss or damage to the Company resulting from (i) the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of the Custodian or any Sub-Custodian, or (ii) failure of the Custodian or any Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Company shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Company arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Company has not been made whole for any such loss or damage.
vii.With respect to its responsibilities under this Section 3.05 and pursuant to Rule 17f4 under the 1940 Act, the Custodian hereby warrants to the Company that it agrees to (i)  exercise reasonable care, prudence and diligence that a professional custodian would observe in carrying out its duties as a securities intermediary to obtain and thereafter maintain such assets, (ii) provide, promptly upon request by the Company, such reports as are available concerning the Custodian’s internal accounting controls and financial strength, and (iii) require any Sub-Custodian to exercise reasonable care, prudence and diligence that a professional sub-custodian would observe in carrying out its duties as a securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.
f.Disbursement of Moneys from Custody Account. Upon receipt of Written Instructions, the Custodian shall disburse moneys from the Custody Account but only in the following cases:
i.For the purchase of Securities for the Company but only in accordance with Section 4.01 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian) of such Securities registered as provided in Section 3.09 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.05 above; (ii) in the case of options on Securities, against delivery to the Custodian (or any Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or any Sub-Custodian) of evidence of title thereto in favor of the Company or any nominee referred to in Section 3.09 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Company and a bank that is a member of the Federal Reserve System or between the Company and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository with such Securities;
ii.In connection with the conversion, exchange or surrender, as set forth in Section 3.07(f) below, of Securities owned by the Company;
iii.For the payment of any dividends or capital gain distributions declared by the Company;
iv.In payment of the repurchase price of Shares as provided in Section 5.01 below;
v.For the payment of any expense or liability incurred by the Company, including, but not limited to, the following payments for the account of the Company: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of the Company; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;
vi.For transfer in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Company;

vii.For transfer in accordance with the provisions of any agreement among the Company, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Company;
viii.For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and
ix.For any other proper purpose, but only upon receipt, in addition to Proper Instructions, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.
g.Delivery of Securities from Custody Account. Upon receipt of Proper Instructions, the Custodian shall release and deliver, or cause the Sub-Custodian to release and deliver, Securities from the Custody Account but only in the following cases:
i.Upon the sale of Securities for the account of the Company but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;
ii.In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.05 above;
iii.To an offeror’s depository agent in connection with tender or other similar offers for Securities of the Company; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;
iv.To the issuer thereof or its agent (i) for transfer into the name of the Company, the Custodian or any Sub-Custodian, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;
v.To the broker selling the Securities, for examination in accordance with the “street delivery” custom;
vi.For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;
vii.Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Company;

viii.In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;
ix.For delivery in connection with any loans of Securities of the Company, but only against receipt of such collateral as the Company shall have specified to the Custodian in Proper Instructions;
x.For delivery as security in connection with any borrowings by the Company requiring a pledge of assets by the Company, but only against receipt by the Custodian of the amounts borrowed;
xi.Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Company;
xii.For delivery in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Company;
xiii.For delivery in accordance with the provisions of any agreement among the Company, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Company;
xiv.For any other proper corporate purpose, but only upon receipt , in addition to Proper Instructions, specifying the Securities to be delivered, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such Securities shall be made; or
xv.To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct.
h.Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Company, the Custodian shall with respect to all Securities held for the Company:
i.Subject to Section 9.04 below, collect on a timely basis all income and other payments to which the Company is entitled either by law or pursuant to custom in the securities business;

ii.Present for payment and, subject to Section 9.04 below, collect on a timely basis the amount payable upon all Securities that may mature or be called, redeemed, or retired, or otherwise become payable;
iii.Endorse for collection, in the name of the Company, checks, drafts and other negotiable instruments;
iv.Surrender interim receipts or Securities in temporary form for Securities in definitive form;
v.Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the IRS and the Company at such time, in such manner and containing such information as is prescribed by the IRS;
vi.Hold for the Company, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar Securities issued with respect to Securities of the Company; and
vii.In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and other assets of the Company.
i.Registration and Transfer of Securities. All Securities held for the Company that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Company may be registered in the name of the Company, the Custodian, a Sub-Custodian or any nominee thereof, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof. The records of the Custodian with respect to the Company’s Foreign Securities that are maintained with a Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers shall identify those securities as belonging to the Company. The Company shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees referred to above or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Company.
j.Records.
i.The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for the Company, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; (iii) canceled checks and bank records related thereto; and (iv) all records relating to its activities and obligations under this Agreement. The Custodian shall keep such other books and records of the Company as the Company shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.
ii.All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Company and in compliance with the rules and regulations of the SEC, (ii) be the property of the Company and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Company and employees or agents of the SEC, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rules 31a1 and 31a-2 under the 1940 Act.
k.Company Reports by Custodian. The Custodian shall furnish the Company with a daily activity statement and a summary of all transfers to or from Custody Account on the day following such transfers. At least monthly, the Custodian shall furnish the Company with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for the Company under this Agreement.
l.Other Reports by Custodian. As the Company may reasonably request from time to time, the Custodian shall provide the Company with reports on the internal accounting controls and procedures for safeguarding Securities which are employed by the Custodian or any Sub-Custodian.
m.Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of the Company to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Company such proxies, all proxy soliciting materials and all notices relating to such Securities. With respect to the foreign Securities, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Company acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Company to exercise shareholder rights.
n.Information on Corporate Actions. The Custodian shall promptly deliver to the Company all information received by the Custodian and pertaining to Securities being held by the Company with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights. If the Company desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Company shall notify the Custodian at least three Business Days prior to the date on which the Custodian is to take such action. The Company will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least three Business Days prior to the beginning date of the tender period.
3.
PURCHASE AND SALE OF INVESTMENTS OF THE COMPANY
a.Purchase of Securities. Promptly upon each purchase of Securities for the Company, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iii) the date of purchase and settlement, (iv) the purchase price per unit, (v) the total amount payable upon such purchase, and (vi) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Company pay out of the moneys held for the account of the Company the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Company, if in the Custody Account there is insufficient cash available to the Fund for which such purchase was made.
b.Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for the Company is made by the Custodian in advance of receipt of the Securities purchased and in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Company for such payment.
c.Sale of Securities. Promptly upon each sale of Securities by the Company, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any), or other units sold, (iii) the date of sale and settlement, (iv) the sale price per unit, (v) the total amount payable upon such sale, and (vi) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Company as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.
d.Delivery of Securities Sold. Notwithstanding Section 4.03 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Company shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

e.Payment for Securities Sold. In its sole discretion and from time to time, the Custodian may credit the Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Company, and (iii) income from cash, Securities or other assets of the Company. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Company to use funds so credited to the Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Custody Account.
f.Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Company to facilitate the settlement of a Company's transactions in the Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.
4.
REDEMPTION OF SHARES
a.Transfer of Funds. From such funds as may be available for the purpose in the relevant Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to repurchase Shares, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank or broker-dealer as the Company may designate.
b.No Duty Regarding Paying Banks. Once the Custodian has wired amounts to a bank or brokerdealer pursuant to Section 5.01 above, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or brokerdealer.
5.
SEGREGATED ACCOUNTS
Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Company, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account:
i.in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company;

ii.for purposes of segregating cash or Securities in connection with securities options purchased or written by the Company or in connection with financial futures contracts (or options thereon) purchased or sold by the Company;
iii.which constitute collateral for loans of Securities made by the Company;
iv.for purposes of compliance by the Company with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions; and
v.for other proper trust purposes, but only upon receipt of Proper Instructions, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper trust purposes.
Each segregated account established under this Article VI shall be established and maintained for the Company only. All Proper Instructions relating to a segregated account shall specify the Fund.
6.
COMPENSATION OF CUSTODIAN
a.Compensation. The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time). The Custodian shall also be compensated for such miscellaneous expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Custodian in performing its duties hereunder. The Company shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Company shall notify the Custodian in writing within 30 calendar days following receipt of each invoice if the Company is disputing any amounts in good faith. The Company shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Company is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Company to the Custodian shall only be paid out of the assets and property of the particular Fund involved.
b.Overdrafts. The Company is responsible for maintaining an appropriate level of short term cash investments to accommodate cash outflows. The Company may obtain a formal line of credit for potential overdrafts of its custody account. In the event of an overdraft or in the event the line of credit is insufficient to cover an overdraft, the overdraft amount or the overdraft amount that exceeds the line of credit will be charged in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time)

7.
REPRESENTATIONS AND WARRANTIES
a.Representations and Warranties of the Company. The Company hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:
i.It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;
ii.This Agreement has been duly authorized, executed and delivered by the Company in accordance with all requisite action and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and
iii.It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.
b.Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to the Company, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:
i.It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;
ii.It is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.
iii.This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and
iv.It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.
8.
CONCERNING THE CUSTODIAN
a.Standard of Care. The Custodian shall exercise reasonable care, prudence and diligence in performing its obligations under this Agreement (or such higher standard, if any, as is required by Rule 17f-4 under the 1940 Act). The Custodian shall not be liable for any error of judgment, mistake of law, shareholder fraud, or for any loss suffered by the Company in connection with its duties under this Agreement, except a loss arising out of or relating to the Custodian’s (or a Sub-Custodian’s) refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement) or from its (or a Sub-Custodian’s) bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Company of any action taken or omitted by the Custodian pursuant to advice of counsel.
b.Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Company or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.
c.No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.
d.Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Company if such Securities are in default or payment is not made after due demand or presentation.
e.Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Written Instructions actually received by it pursuant to this Agreement.
f.Cooperation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Company to keep the books of account of the Company and/or compute the value of the assets of the Company. The Custodian shall take all such reasonable actions as the Company may from time to time request to enable the Company to obtain, from year to year, favorable opinions from the Company's independent accountants with respect to the Custodian's activities hereunder in connection with (i) the preparation of the Company's reports on Form NSAR, Form N-CSR and any other reports required by the SEC or any future registration statement on Form N-1A, and (ii) the fulfillment by the Company of any other requirements of the SEC.
9.
INDEMNIFICATION
a.Indemnification by Company. The Company shall indemnify and hold harmless the Custodian, any Sub-Custodian and any nominee thereof (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all claims, demands, losses, reasonable expenses and liabilities of any and every nature (including reasonable attorneys' fees) that an Indemnified Party may sustain or incur or that may be asserted against an Indemnified Party by any person arising directly or indirectly (i) from the fact that Securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Custodian or such Sub-Custodian (a) at the request or direction of or in reliance on the advice of the Company, or (b) upon Proper Instructions, or (iii) from the performance of its obligations under this Agreement or any sub-custody agreement, provided that neither the Custodian nor any such Sub-Custodian shall be indemnified and held harmless from and against any such claim, demand, loss, expense or liability arising out of or relating to its refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Company, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the terms “Custodian” and “Sub-Custodian” shall include their respective directors, officers and employees.
b.Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Company from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Company may sustain or incur or that may be asserted against the Company by any person arising directly or indirectly out of any action taken or omitted to be taken by an Indemnified Party as a result of the Indemnified Party’s refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Custodian, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Company” shall include the Company’s directors, officers and employees.
c.Security. If the Custodian advances cash or Securities to the Company for any purpose, either at the Company's request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any claim, demand, loss, expense or liability (including reasonable attorneys' fees) (except such as may arise from its or its nominee's bad faith, negligence or willful misconduct), then, in any such event, any property at any time held for the account of the Company shall be security therefor, and should the Fund fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of the Company and to dispose of other assets of the Company to the extent necessary to obtain reimbursement or indemnification.
d.Miscellaneous.
i.Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement.
ii.The indemnity provisions of this Article shall indefinitely survive the termination and/or assignment of this Agreement.
iii.In order that the indemnification provisions contained in this Article X shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Article X. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.
iv.Notwithstanding the date of this Agreement, USBGFS agrees that its indemnification obligations under this Article 10 are effective as of, and cover any and all actions taken or omitted to be taken by USBGFS since, the date of the Original Agreement
10.
FORCE MAJEURE
Neither the Custodian nor the Company shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian (i) shall not discriminate against the Company in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement, and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.
11.
PROPRIETARY AND CONFIDENTIAL INFORMATION
a.The Custodian agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company, all records and other information relative to the Company and prior, present, or potential shareholders of the Company (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings by a court of competent jurisdiction for failure to comply, (ii) when requested to divulge such information by duly constituted governmental or regulatory authorities with jurisdiction over the Custodian, although the Custodian will promptly report such disclosure to the Company if disclosure is permitted by applicable law and regulation, or (iii) when so requested by the Company in writing. Records and other information which have become known to the public through no wrongful act of the Custodian or any of its employees, agents or representatives (except as a result of disclosure by Custodian pursuant to subsections (i) or (ii) above), and information that was already in the possession of the Custodian prior to receipt thereof from the Company or its agent, shall not be subject to this paragraph.
b.Further, the Custodian will adhere to the privacy policies adopted by the Company pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Custodian shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Company and its shareholders.
c.The Company agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Custodian, all non-public information relative to the Custodian (including, without limitation, information regarding the Custodian’s pricing, products, services, customers, suppliers, financial statements, processes, know-how, trade secrets, market opportunities, past, present or future research, development or business plans, affairs, operations, systems, computer software in source code and object code form, documentation, techniques, procedures, designs, drawings, specifications, schematics, processes and/or intellectual property), and not to use such information for any purpose other than in connection with the services provided under this Agreement, except (i) after prior notification to and approval in writing by the Custodian, which approval shall not be unreasonably withheld and may not be withheld where the Company may be exposed to civil or criminal contempt proceedings by a court of competent jurisdiction for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Custodian in writing. Information which has become known to the public through no wrongful act of the Company or any of its employees, agents or representatives (except as a result of disclosure by Custodian pursuant to subsections (i) or (ii) above), and information that was already in the possession of the Company prior to receipt thereof from the Custodian, shall not be subject to this paragraph.
d.Notwithstanding anything herein to the contrary, (i) the Company shall be permitted to disclose the identity of the Custodian as a service provider, redacted copies of this Agreement, and such other information as may be required in the Company’s registration or offering documents, or as may otherwise be required by applicable law, rule, or regulation, and (ii) the Custodian shall be permitted to include the name of the Company in lists of representative clients in due diligence questionnaires, RFP responses, presentations, and other marketing and promotional purposes.

12.
EFFECTIVE PERIOD; TERMINATION
a.Effective Period. This Agreement shall become effective as of the date first written above and will continue in effect for a period of three (3) years.
b.Termination.
i.Following the initial term, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing the Agreement.
ii.Subject to Section 13.03, this Agreement may be terminated by either party upon giving 90 days’ prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties.
iii.The Custodian may terminate this Agreement immediately if the continued service of or the Company would cause the Custodian or any of its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory or judicial authority of competent jurisdiction, provided that in such event the Custodian shall, to the extent it is legally permitted and able to do so, provide reasonable assistance to transition such Funds or the Company to a successor service provider.
iv.This Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.
v.The Company may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

c.Early Termination. In the absence of any material breach of this agreement, should the Company elect to terminate this Agreement prior to the end of the then current term, the Company agrees to pay the following fees:
a) All miscellaneous fees associated with converting services to a successor service provider;
b) All fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;
c) All miscellaneous costs associated with a) through b) above
d.Appointment of Successor Custodian. If a successor custodian shall have been appointed by the Board of Directors, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Company and held by the Custodian as custodian, and (ii) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Company at the successor custodian, provided that the Company shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, the Custodian shall, at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which the Custodian has maintained the same, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian’s personnel in the establishment of books, records, and other data by such successor. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.
e.Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Company on or before the date of termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which bank or trust company (i) is a “bank” as defined in the 1940 Act, and (ii) has aggregate capital, surplus and undivided profits as shown on its most recent published report of not less than $25 million, all Securities, cash and other property held by the Custodian under this Agreement and to transfer to an account of or for the Company at such bank or trust company all Securities of the Company held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. In addition, under these circumstances, all books, records and other data of the Company shall be returned to the Company.

ARTICLE XIV.

CLASS ACTIONS

The Custodian shall use its best efforts to identify and file claims for the Company involving any class action litigation that impacts any security the Company may have held during the class period. The Company agrees that the Custodian may file such claims on its behalf and understands that it may be waiving and/or releasing certain rights to make claims or otherwise pursue class action defendants who settle their claims. Further, the Company acknowledges that there is no guarantee these claims will result in any payment or partial payment of potential class action proceeds and that the timing of such payment, if any, is uncertain.

However, the Company may instruct the Custodian to distribute class action notices and other relevant documentation to the Company or its designee and, if it so elects, will relieve the Custodian from any and all liability and responsibility for filing class action claims on behalf of the Company.

ARTICLE XV.
    MISCELLANEOUS
15.01     Compliance with Laws. The Company has and retains primary responsibility for all compliance matters, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001 and the policies and limitations of the Company relating to its portfolio investments as set forth in its prospectuses and statement of additional information on Form N-1A. The Custodian’s services hereunder shall not relieve the Company of its responsibilities for assuring such compliance or the Board of Director’s oversight responsibility with respect thereto. The Company shall immediately notify the Custodian if there is a material change to the investment strategy of Company that deviates from the investment strategy set out in the current prospectuses, or if it knowingly becomes subject to any new law, rule, regulation, or order of a governmental or judicial authority of competent jurisdiction, that materially impacts the operations of the Company or the services provided under this Agreement.
15.02 Amendment. This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian and the Company, and authorized or approved by the Board of Directors.
15.03     Assignment. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Company without the written consent of the Custodian, or by the Custodian without the written consent of the Company accompanied by the authorization or approval of the Board of Directors.
15.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Minnesota, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.
15.05 No Agency Relationship. Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.
15.06 Services Not Exclusive. Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.
15.07    Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.
15.08 Notices. Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:
Notice to the Custodian shall be sent to:

U.S Bank, N.A.
1555 N. Rivercenter Dr., MK-WI-S302
Milwaukee, WI 53212

Attn: Tom Fuller
Phone: 414-905-6118
Fax: 866-350-5066

and notice to the Company shall be sent to:

The Jensen Quality Growth Fund Inc.
5500 Meadows Road
Lake Oswego, OR 97035
Attn: President
Fax: 503-726-4385

15.09 Multiple Originals. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal

ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
15.10 No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.
15.11 No Third Party Rights. Nothing expressed or referred to in this Agreement will be construed to give any third party (including, without limitation, the Company’s shareholders) any legal or equitable right, remedy or claim under or with respect to this Agreement.
15.12 References to Custodian. The Company shall not circulate any written material that contains any reference to the Custodian without the prior written approval of the Custodian, excepting written material contained in Prospectus or statement of additional information for the Company and such other written material as merely identifies the Custodian as custodian for the Company. The Company shall submit written material requiring approval to the Custodian in draft form, allowing sufficient time for review by the Custodian and its counsel prior to any deadline for publication.

(signatures on the following page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the last date written below.
THE JENSEN QUALITY GROWTH FUND INC.    U.S. BANK NATIONAL ASSOCIATION

By: /s/ Eric Schoenstein                    By: /s/ Jeanine M. Bajczyk
Name: Eric Schoenstein                    Name: Jeanine M. Bajczyk
Title: Vice President                    Title: Senior Vice President

EXHIBIT A

AUTHORIZED PERSONS

    Set forth below are the names and specimen signatures of the persons authorized by the Company to administer the Custody Accounts.

Name	Telephone/Fax Number	Signature
______________________
______________________
______________________
______________________
______________________

EXHIBIT B
to the Custody Agreement - Fee Schedule for Domestic and Global Services
Custody Services Fee Schedule
Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*
___ basis points on the average daily market value
Plus portfolio transaction fees

Portfolio Transaction Fees
•$_____    – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$_____    – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$_____    – Option/SWAPS/future contract written, exercised or expired
•$_____    – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$_____– Physical security transaction
•$_____– Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Chief Compliance Officer Support Fee
•$_____ per year per fund complex

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•See Additional Services fee schedule for global servicing.
•$_____ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Services – $_____ filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $_____.
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus 2% unless a line of credit is in place.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

Custody Services
Additional Services Fee Schedule
Third-Party Agent Domestic Securities Lending Support*+
•$_____ implementation fee per Trust per Third-Party Agent Lender
•Annual Base Fee $_____ per Trust per Third-Party Agent Lender
•Plus Transaction fees
Third-Party Agent Portfolio Transaction Fees+
•$_____ - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)

+ Each Third-Party Agent Lender will be invoiced directly
Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	____	$____	Hungary	____	$____	Poland	____	$____
Argentina	____	$____	Iceland	____	$____	Portugal	____	$____
Austria	____	$____	India	____	$____	Qatar	____	$____
Bahrain	____	$____	Indonesia	____	$____	Romania	____	$____
Bangladesh	____	$____	Ireland	____	$____	Russia	____	$____
Belgium	____	$____	Israel	____	$____	Saudi Arabia	____	$____
Bermuda	____	$____	Italy	____	$____	Serbia	____	$____
Botswana	____	$____	Japan	____	$____	Singapore	____	$____
Brazil	____	$____	Jordan	____	$____	Slovakia	____	$____
Bulgaria	____	$____	Kenya	____	$____	Slovenia	____	$____
Canada	____	$____	Kuwait	____	$____	South Africa	____	$____
Chile	____	$____	Latvia	____	$____	South Korea	____	$____
China Connect (“A” Shares & Fixed Income)	____	$____	Lithuania	____	$____	Spain	____	$____
China (B Shares)	____	$____	Luxembourg	____	$____	Sri Lanka	____	$____
Colombia	____	$____	Malaysia	____	$____	Swaziland (Eswatini)	____	$____
Costa Rica	____	$____	Malta	____	$____	Sweden	____	$____
Croatia	____	$____	Mauritius	____	$____	Switzerland	____	$____
Cyprus	____	$____	Mexico	____	$____	Taiwan	____	$____
Czech Republic	____	$____	Morocco	____	$____	Thailand	____	$____
Denmark	____	$____	Namibia	____	$____	Tunisia	____	$____
Egypt	____	$____	Netherlands	____	$____	Turkey	____	$____
Estonia	____	$____	New Zealand	____	$____	UAE	____	$____
Euroclear (Eurobonds)	____	See comments**	Nigeria	____	$____	Uganda	____	$____
Euroclear (Non-Eurobonds)	Surchanges vary by local market	See comments**	Norway	____	$____	Ukraine	____	$____
Finland	____	$____	Oman	____	$____	United Kingdom	____	$____
France	____	$____	Pakistan	____	$____	Uruguay	____	$____
Germany	____	$____	Panama	____	$____	Vietnam	____	$____
Ghana	____	$____	Peru	____	$____	West African Economic Monetary Union (WAEMU)*	____	$____
Greece	____	$____	Philippines	____	$____	Zambia	____	$____
Hong Kong	____	$____				Zimbabwe	____	$____

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.

Euromarkets (Euroclear) - Internal trades	$____
Euromarkets (Euroclear) - External trades	Surcharges vary by local market
Euromarkets (Euroclear) - Bridge transactions	$____
Euromarkets (Euroclear) - DTC, Fedwire, and BankOne links	$____
** See breakdown as follows:

Global Custody Base Fee

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
•1 – 25 foreign securities – $____; 26 – 50 foreign securities – $____; Over 50 foreign securities – $____
•Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third-party depository or settlement system, will be subject to a surcharge.
•For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

Extraordinary Services –
Extraordinary services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the service and the responsibility involved. At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification. Fees are subject to change at our discretion and upon written notice. The fees set forth above and any subsequent modifications thereof are part of your agreement. Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice. In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to the client directly. Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account. Payment of fees constitutes acceptance of the terms and conditions set forth.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an Account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

EXHIBIT C

SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION

THE JENSEN QUALITY GROWTH FUND INC.

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.

Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.

Your “yes” or “no” to disclosure will apply to all securities U.S. Bank holds for you now and in the future, unless you change your mind and notify us in writing.

______ YES	U.S. Bank is authorized to provide the Company’s name, address and security position to requesting companies whose stock is owned by the Company.

______ NO	U.S. Bank is NOT authorized to provide the Company’s name, address and security position to requesting companies whose stock is owned by the Company.

THE JENSEN QUALITY GROWTH FUND INC.

By: __________________________________

Title: ________________________________

Date: ________________________________